Exhibit 99.1

Power Solutions International, Inc.	201 Mittel Dr. Wood Dale, IL 60191 www.psiengines.com

POWER SOLUTIONS INTERNATIONAL, INC. REPORTS SECOND QUARTER 2014 RESULTS

Net sales up 41% year over year, 25% sequentially

Adjusted net income of $3,439,000 or $0.31 per diluted common share

Net income of $4,438,000 or $0.39 per diluted common share

Wood Dale, IL –August 7, 2014 -Power Solutions International, Inc. (Nasdaq: PSIX), a leader in the design, engineering and manufacture of emissions-certified alternative-fuel and conventional power systems, today announced its financial results for the second quarter ended June 30, 2014.

Second Quarter 2014 Results

Net sales for the second quarter of 2014 were $83,378,000, an increase of 41% from $59,138,000 in the second quarter of 2013 and a 25% sequential increase from $66,735,000 in the first quarter of 2014. Contributing to the sales increase was continued growth in the Company’s heavy-duty power generation systems, aerial lift and aftermarket parts sales. Also contributing to the sales increase were sales of $7.3 million from Professional Power Products, Inc. which was acquired on April 1, 2014.

Operating income was $5,893,000, an increase of 53%% from $3,840,000 in the second quarter of 2013, and a sequential increase of 67% from $3,521,000 in the first quarter of 2014. Operating margin of 7.1% in the current quarter compares to 6.5% in the comparable prior year period and 5.3% in the first quarter of 2014.

“We are very pleased with our results for the quarter,” stated Gary Winemaster, Chairman and Chief Executive Officer of Power Solutions. “Along with strong revenue growth, we also expanded our operating margin. Our end markets remain strong and we believe current economic conditions are favorable to the execution of our plan in 2014.”

Winemaster continued, “The abundance and low cost of shale gas continues to drive strong demand across our many end markets and product categories. Our heavy-duty line of power systems for the oil and gas market once again achieved record sales levels. Regulatory pressures related to flare gas, and the fact that it is an essentially free fuel source, are creating a significant opportunity for us. We believe we will see substantial growth in engines for use in oil and gas applications for years to come. Our acquisition this quarter of Professional Power Products, Inc. further strengthens our competitive position in this market.”

Other income for the second quarter includes a non-cash gain of $99,000 resulting from a decrease in the estimated fair value of the liability associated with the warrants issued in the Company’s April 2011 private placement. In addition, other income for the second quarter also includes a non-cash gain of $900,000 resulting from a decrease in the estimated fair value of the contingent consideration recorded in connection with the acquisition of Professional Power Products, Inc.

Net income for the second quarter of 2014, which includes the warrant revaluation adjustment and contingent consideration revaluation, was $4,438,000, or $0.39 per diluted common share. This compares to a net loss of $2,100,000 or $0.23 per diluted common share for the second quarter of 2013, which includes a warrant revaluation adjustment and a loss on debt extinguishment.

Net income for the second quarter of 2014, adjusted to remove the warrant revaluation impact and contingent consideration revaluation was $3,439,000, or $0.31 per diluted common share. This compares to adjusted net income for the second quarter of 2013 of $2,269,000 or $0.23 per diluted common share, which has been adjusted to remove the warrant revaluation impact and a loss on debt extinguishment.

Summary of Diluted EPS Attributable to Common Stockholders

“Adjusted” removes the impact of warrant revaluation, Q2 2014 contingent consideration revaluation, Q2 2013 loss on debt extinguishmentand Q1 2014 transaction costs

	Q2 2014	Q2 2013	Q1 2014
Diluted EPS	$0.39	$(0.23)	$0.19
Adjusted diluted EPS	$0.31	$0.23	$0.24
Diluted shares	11,153,155	9,243,773	11,054,594
Adjusted diluted shares	11,153,155	9,663,732	11,054,594

Outlook

The Company today also reaffirmed its outlook for sales growth for 2014. Sales in 2014 are expected to be in a range of $330 to $360 million.

This outlook reflects the Company’s current estimates based on a number of factors, including but not limited to the timing of new product ramps and the impact of global economic conditions on demand growth in its current markets. Please see the “Cautionary Note Regarding Forward-Looking Statements” below for additional risk factors.

Earnings Results Conference Call

The Company will discuss its financial results and outlook in a conference call on August 7, 2014, at 4:30 p.m. ET/3:30 p.m. CT. The call will be hosted by Gary Winemaster, Chairman and Chief Executive Officer, Eric Cohen, Chief Operating Officer, and Daniel Gorey, Chief Financial Officer.

Investors in the U.S. interested in participating in the call should dial +1 (888) 364-3104 and reference passcode 6991751. Those calling from outside the U.S. should dial +1 (719) 457-2080 and also reference passcode 6991751. A telephone replay will be available approximately two hours after conclusion through August 14, 2014 by dialing +1 (877) 870-5176 from within the U.S. or +1 (858) 384-5517 from international locations, and again referencing passcode 6991751.

A simultaneous live webcast will be available on the Investor Relations section of the Company’s website at www.psiengines.com. The webcast will be archived on the website for one year.

About Power Solutions International, Inc.

Power Solutions International, Inc. (PSI) is a leader in the design, engineering and manufacture of emissions-certified, alternative-fuel power systems. PSI provides integrated turnkey solutions to leading global original equipment manufacturers in the industrial and on-road markets. The Company’s unique in-house design, prototyping, engineering and testing capacities allows PSI to customize clean, high-performance engines that run on a wide variety of fuels, including natural gas, propane, biogas, diesel and gasoline.

PSI develops and delivers complete .97 to 22 liter power systems, including the 8.8 liter engine aimed at the industrial and on-road markets, including medium duty fleets, delivery trucks, school buses and garbage/refuse trucks. PSI power systems are currently used worldwide in power generators, forklifts, aerial lifts, and industrial sweepers, as well as in oil and gas, aircraft ground support, agricultural and construction equipment.

PSI recently acquired Professional Power Products, Inc. (PPPI), a leading designer and manufacturer of large, custom engineered integrated electrical power generation systems serving the global diesel and natural gas power generation market. PPPI specializes in power generation systems for both standby and prime power applications.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements, regarding the current expectations of Power Solutions International, Inc. (the “Company”) about its prospects and opportunities, including expectations for sales in 2014 as set forth under “Outlook.” These forward-looking statements are covered by the “Safe Harbor for Forward-Looking Statements” provided by the Private Securities Litigation Reform Act of 1995. The Company has tried to identify these forward looking statements by using words such as “expect,” “contemplate,” “anticipate,” “estimate,” “plan,” “will,” “would,” “should,” “forecast,” “believe,” “outlook, “ “guidance,” “projection,” “target” or similar expressions, but these words are not the exclusive means for identifying such statements. The Company cautions that a number of risks, uncertainties and other factors could cause the Company’s actual results to differ materially from those expressed in, or implied by, the forward-looking statements, including, without limitation, the continued development and expansion of the market for alternative-fuel power systems; technological and other risks relating to the Company’s development of its 8.8 liter engine, introduction of other new products and entry into on-road markets (including the risk that these initiatives may not be successful); the timing of new product ramps; the Company’s ability to integrate PPPI into the business of the Company successfully and the amount of time and expense spent and incurred in connection with the integration; the risk that the economic benefits, cost savings and other synergies that the Company anticipates as a result of the PPPI acquisition are not fully realized or take longer to realize than expected; the significant strain on the Company’s senior management team, support teams, manufacturing lines, information technology platforms and other resources resulting from rapid expansion of the Company’s operations (including as a result of the acquisition of PPPI); changes in environmental and regulatory policies; significant competition; global economic conditions (including their impact on demand growth); and the Company’s dependence on key suppliers. For a detailed discussion of factors that could affect the Company’s future operating results, please see the Company’s filings with the Securities and Exchange Commission, including the disclosures under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in those filings. Except as expressly required by the federal securities laws, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, changed circumstances or future events or for any other reason.

Non-GAAP Financial Measures and Reconciliations

As used herein, “GAAP” refers to generally accepted accounting principles in the United States. The Company uses certain numerical measures in this press release which are or may be considered “Non-GAAP financial measures” under Regulation G. The Company has provided below for your reference supplemental financial disclosure for these measures, including the most directly comparable GAAP measures and associated reconciliations.

Reconciliation of Net Income (Loss) to Adjusted Net Income

(Dollar amounts in thousands)

	Three months ended June 30, 2014	Three months ended June 30, 2013	Three months ended March 31, 2014
Net income (loss)	$4,438	$(2,100)	$2,374
Non-cash (income) expense from warrant revaluation	(99)	4,207	(233)
Non-cash (income) expense from contingent consideration revaluation	(900)	—	—
Loss on debt extinguishment, net of tax	—	162	—
PPPI transaction costs, net of tax	—	—	487
Adjusted net income	$3,439	$2,269	$2,628

Reconciliation of Diluted EPS to Adjusted Diluted EPS

	Three months ended June 30, 2014	Three months ended June 30, 2013	Three months ended March 31, 2014
Earnings (loss) per diluted common share	$0.39	$(0.23)	$0.19
Non-cash (income) expense from warrant revaluation	—	0.44	—
Non-cash (income) expense from contingent consideration revaluation	(0.08)	—	—
Loss on debt extinguishment, net of tax	—	0.02	—
PPPI transaction costs, net of tax	—	—	0.05
Adjusted earnings per diluted common share	$0.31	$0.23	$0.24

The Company believes supplementing its consolidated financial statements presented in accordance with GAAP with non-GAAP measures provides investors with useful information regarding the Company’s short-term and long-term trends. Adjusted net income is derived from GAAP results by excluding the non-cash impact related to the change in the estimated fair value of the liability associated with the warrants issued in the Company’s April 2011 private placement. The Company excludes this non-operating, non-cash impact, as the Company believes it is not indicative of its core operating results or future performance. The warrant revaluation results from facts and circumstances that fluctuate in impact and is excluded by management in its forecast and evaluation of the Company’s operational performance. Adjusted earnings per diluted common share is also derived from GAAP results by excluding the non-cash impact, even when antidilutive, related to the change in the estimated fair value of the liability associated with the warrants. Adjusted net income and adjusted earnings per diluted common share also include an adjustment to remove contingent consideration revaluation and transaction costs incurred in association with the Company’s acquisition of Professional Power Products, Inc., which was completed on April 1, 2014 and the loss on debt extinguishment associated with a change in the Company’s change to a new credit facility. The Company believes that these costs, similar to the warrant related expense, are not indicative of the Company’s core operating results or future performance. These costs are excluded by management in its forecast and evaluation of the Company’s operational performance.

Adjusted net income, adjusted earnings per diluted common share and other non-GAAP financial measures used and presented by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or as superior to, financial performance measures prepared in accordance with GAAP.

Contact:

Power Solutions International, Inc.

Daniel P. Gorey

Chief Financial Officer

+1 (630) 451-2290

dan.gorey@psiengines.com

ICR, LLC

Gary T. Dvorchak, CFA

Senior Vice President

+1 (310) 954-1123

gary.dvorchak@icrinc.com

Power Solutions International, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(Dollar amounts in thousands, except per share amounts)

	June 30, 2014	December 31, 2013
ASSETS
Current assets
Cash	$5,706	$6,306
Accounts receivable, net	56,299	42,730
Inventories, net	78,598	55,986
Prepaid expenses and other current assets	5,682	2,173
Deferred income taxes	2,811	2,811

Total current assets	149,096	110,006
Property, plant & equipment, net	18,539	13,104
Intangible assets, net	22,271	—
Goodwill	22,372	—
Other noncurrent assets	4,921	3,509

TOTAL ASSETS	$217,199	$126,619

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$38,636	$24,444
Income taxes payable	—	167
Accrued compensation and benefits	3,487	3,758
Current maturities of long-term debt	1,667	—
Contingent consideration	8,000	—
Other accrued liabilities	5,325	4,016

Total current liabilities	57,115	32,385
Long-term obligations
Revolving line of credit	70,082	17,933
Deferred income taxes	304	304
Private placement warrants	16,873	24,525
Long-term debt, less current maturities	3,194	—
Other noncurrent liabilities	868	1,051

TOTAL LIABILITIES	148,436	76,198

COMMITMENTS AND CONTINGENCIES	—	—
STOCKHOLDERS’ EQUITY
Series A convertible preferred stock—$0.001 par value. Authorized: 114,000 shares. Issued and outstanding: -0- shares at June 30, 2014 and December 31, 2013.	—	—
Common stock—$0.001 par value. Authorized: 50,000,000 shares. Issued: 11,559,147 and 11,352,812 shares at June 30, 2014 and December 31, 2013, respectively. Outstanding: 10,728,222 and 10,521,887 shares at June 30, 2014 and December 31, 2013, respectively.	12	11
Additional paid-in-capital	68,837	57,308
Retained earnings (accumulated deficit)	4,164	(2,648)
Treasury stock, at cost, 830,925 shares at June 30, 2014 and December 31, 2013.	(4,250)	(4,250)

TOTAL STOCKHOLDERS’ EQUITY	68,763	50,421

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$217,199	$126,619

Power Solutions International, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(Dollar amounts in thousands, except per share amounts)

	Three months ended June 30, 2014	Three months ended June 30, 2013	Six months ended June 30, 2014	Six months ended June 30, 2013
Net sales	$83,378	$59,138	$150,113	$111,714
Cost of sales	67,982	47,954	122,787	91,361

Gross profit	15,396	11,184	27,326	20,353
Operating expenses:
Research & development and engineering	3,745	2,289	7,343	4,060
Selling and service	2,338	2,089	4,165	3,969
General and administrative	3,420	2,966	6,404	5,404

Total operating expenses	9,503	7,344	17,912	13,433

Operating income	5,893	3,840	9,414	6,920
Other (income) expense:
Interest expense	381	241	480	435
Loss on debt extinguishment	—	270	—	270
Contingent consideration	(900)	—	(900)	—
Private placement warrant (income) expense	(99)	4,207	(332)	9,053
Other expense (income), net	52	(17)	75	(17)

Total other (income) expense	(566)	4,701	(677)	9,741

Income (loss) before income taxes	6,459	(861)	10,091	(2,821)
Income tax provision	2,021	1,239	3,279	2,206

Net income (loss)	$4,438	$(2,100)	$6,812	$(5,027)

Weighted-average common shares outstanding:
Basic	10,627,913	9,243,773	10,585,187	9,171,942
Diluted	11,153,155	9,243,773	11,103,875	9,171,942
Earnings (loss) per common share:
Basic	$0.42	$(0.23)	$0.64	$(0.55)
Diluted	$0.39	$(0.23)	$0.58	$(0.55)

Power Solutions International, Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(Dollar amounts in thousands)

	Six months ended June 30, 2014	Six months ended June 30, 2013
Cash flows from operating activities
Net income (loss)	$6,812	$(5,027)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	1,685	749
Non-cash interest expense	38	36
Share-based compensation expense	663	675
Decrease in accounts receivable allowances	(270)	(10)
Increase in inventory reserves	434	616
Inventory step up to fair value	482	—
(Decrease) increase in valuation of private placement warrant liability	(332)	9,053
(Decrease) increase in valuation of contingent consideration liability	(900)	—
Loss on investment in joint venture	100	—
Loss on disposal of assets	60	2
Loss on debt extinguishment	—	270
(Increase) decrease in operating assets:
Accounts receivable	(9,310)	2,428
Inventories	(18,455)	(8,580)
Prepaid expenses and other assets	(3,686)	(221)
Increase (decrease) in operating liabilities:
Accounts payable	11,104	(4,251)
Accrued compensation and benefits and other accrued liabilities	(2,191)	(92)
Income taxes payable	(27)	(847)
Other noncurrent liabilities	(351)	(7)

Net cash used in operating activities	(14,144)	(5,206)

Cash flows from investing activities
Purchases of property, plant, equipment and other assets	(2,415)	(2,617)
Acquisition of Professional Power Products, Inc., net of cash acquired	(44,122)	—
Investment in joint venture	(350)	—

Net cash used in investing activities	(46,887)	(2,617)

Cash flows from financing activities
Advances from revolving line of credit—noncurrent obligation	58,049	59,807
Repayments of revolving line of credit—noncurrent obligation	(5,900)	(53,600)
Initial proceeds from borrowings under revolving line of credit	—	38,995
Repayment of prior revolving line of credit	—	(38,945)
Proceeds from long-term debt	5,000	—
Proceeds from exercise of private placement warrants	1,425	2,719
Excess tax benefit from exercise of share-based awards	2,462	—
Payment of withholding taxes from net settlement of share-based awards	(340)	—
Payments on long-term debt	(139)	—
Cash paid for financing and transaction fees	(126)	(261)

Net cash provided by financing activities	60,431	8,715

(Decrease) in cash	(600)	892
Cash at beginning of period	6,306	543

Cash at end of period	$5,706	$1,435